Exhibit 10.1

PROMISSORY NOTE

$10,000.00

Date:  April 3, 2012

FOR VALUE RECEIVED, the undersigned, hereinafter referred to as "Payor", unconditionally promises to pay to the order of Jerod Edington, hereinafter referred to as "Payee or Holder", at his office located at 2009 E. 30th Ave. Spokane, WA 99203, or at such other places as the Holder hereof may designate in writing, the principal sum of $10,000.00 with no interest thereon from April 3, 2012, to maturity in 180 days on September 30, 2012.  Payment of principal and any other sum due hereunder shall be made in lawful money of the United States of America.

Upon default by Payor in the payment of the principal amount of or any other sum due in accordance with the terms of this note, the Payee, at its option, may proceed against the Payor.  In the event of such default, the Payor agrees to pay all cost and expenses of collection, including reasonable attorney's fees and interest from the date of such default, on the principal amount unpaid, at the maximum rate permitted by law.

Presentment and demand for payment, notice or dishonor, protest and notice of protest, are hereby waived by the Payor.  This note (i) may not be changed, waived, discharged or terminated except by an instrument in writing signed by the party against which enforcement of such change, waiver, dischargement or termination is sought and (ii) shall be binding upon Payor, its successors, assigns and transferees and shall inure to the benefit of and be enforceable by Payee, its successors and assigns.

This note shall be construed and governed in all respects by the laws of the state of Nevada applicable to contracts made and to be performed therein.

If any provisions of this note are declared invalid, illegal or unenforceable, the balance of this note shall remain in full force and effect.

IN WITNESS WHEREOF, the Payor has executed this note on the day and year first written above.

/s/ Derek Grant____________

Name

Hydrodynex, Inc.

Company

Secretary

Title

Paid in full on ________________________

___________________________________